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                                                                    Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 17, 2000, with respect to the financial statements of Catapulse included in the joint prospectus/proxy statement of Rational Software Corporation that is made a part of the Registration Statement (Form S-4) and joint prospectus/proxy of Rational Software Corporation for the registration of shares of its common stock.

                                          /s/ Ernst & Young LLP

Palo Alto, California
December 29, 2000